Exhibit 99.1

[ONEOK Partners Logo]	NEWS
September 11, 2008	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Megan Washbourne
918-588-7572

ONEOK Partners to Participate in UBS MLP Conference

TULSA, Okla. - Sept. 11, 2008 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the UBS Master Limited Partnership Conference on Thursday and Friday, Sept. 18-19, 2008,

in Las Vegas, Nev. John W. Gibson, ONEOK Partners chairman and chief executive officer,

will represent the partnership at the conference.

A slide presentation will be available on Sept. 18 at noon on the company's Web site,

www.oneokpartners.com.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. For more information on ONEOK Partners, visit the Web site at

www.oneokpartners.com. OKS-FV

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